Exhibit 16.1

April 15, 2010

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:           American Dairy, Inc.
File No. 001-32473

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of American Dairy, Inc. dated April 15, 2010, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton

GRANT THORNTON